Exhibit 99

Universal Electronics Reports Financial Results for the First Quarter 2025
SCOTTSDALE, AZ – May 8, 2025 – Universal Electronics Inc. (UEI) (NASDAQ: UEIC) reported financial results for the three months ended March 31, 2025.
Universal Electronics’ Chief Financial Officer Bryan Hackworth stated, “During the first quarter of 2025, we performed well with sales growth in our connected home channel more than offsetting the sales decline in our home entertainment channel, and we expect similar results for the second quarter. Our strategic R&D efforts over the past few years in new growth areas, coupled with a strengthened balance sheet, improved working capital metrics and a more efficient cost structure, provides options from a capital allocation perspective. We currently have approximately 778,000 shares remaining on our share repurchase authorization, and we will begin to buy back shares at an opportunistic price.”
Chairman of the Board Eric Singer said, “We are pleased to have added key skill sets to our Board in recent weeks with the addition of John Mutch and Michael Burger. The Board is laser focused on improving financial performance and driving enhanced stockholder value while we continue to provide state of the art technology and first class service to our global customers.”
Financial Results for the Three Months Ended March 31: 2025 Compared to 2024
•GAAP and Adjusted Non-GAAP net sales were $92.3 million, compared to $91.9 million.
▪GAAP and Adjusted Non-GAAP net sales in connected home were $31.7 million, compared to $24.2 million.
▪GAAP and Adjusted Non-GAAP net sales in home entertainment were $60.6 million, compared to $67.7 million.
•GAAP gross margins were 28.3%, compared to 28.3%; Adjusted Non-GAAP gross margins were 28.3%, compared to 28.3%.
•GAAP operating loss was $3.8 million, compared to $6.9 million; Adjusted Non-GAAP operating loss was $1.5 million, compared to $3.4 million.
•GAAP net loss was $6.3 million, or $0.48 per share, compared to $8.6 million, or $0.67 per share; Adjusted Non-GAAP net loss was $1.5 million, or $0.12 per share, compared to $3.4 million, or $0.26 per share.
•At March 31, 2025, cash and cash equivalents were $27.4 million.

Financial Outlook
For the second quarter of 2025, the company expects GAAP and Adjusted Non-GAAP net sales to range from $91.0 million to $101.0 million, compared to $90.5 million in the second quarter of 2024. GAAP and Adjusted Non-GAAP net sales in connected home are expected to range from $32.0 million to $36.0 million, compared to $23.3 million in the second quarter of 2024. GAAP and Adjusted Non-GAAP net sales in home entertainment are expected to range from $59.0 million to $65.0 million, compared to $67.2 million in the second quarter of 2024.
GAAP loss per share for the second quarter of 2025 is expected to range from $0.31 to $0.21, compared to GAAP loss per share of $0.63 in the second quarter of 2024. Adjusted Non-GAAP earnings per diluted share are expected to range from $0.05 to $0.15 per share, compared to Adjusted Non-GAAP loss per share of $0.09 in the second quarter of 2024. The second quarter 2025 Adjusted Non-GAAP earnings per diluted share estimate exclude $0.36 per share related to, among other things, stock-based compensation, amortization of acquired intangible assets, foreign currency gains and losses and the related tax impact of these adjustments. For a more detailed explanation of Non-GAAP measures, please see the Use of Non-GAAP Financial Metrics discussion and the Reconciliation of Adjusted Non-GAAP Financial Results, each located elsewhere in this press release.
Conference Call Information
UEI’s management team will hold a conference call today, Thursday, May 8, 2025 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its first quarter 2025 earnings results, review recent activity and answer questions. To access the call in the U.S. dial 877-545-0523, and for international calls dial 973-528-0016 approximately 10 minutes prior to the start of the conference. The conference ID is 181440. The conference call will also be broadcast live on the investor section of the UEI website where it will be available for replay for 90 days.
Use of Non-GAAP Financial Metrics and Additional Financial Information
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, UEI provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. UEI’s management uses these measures for reviewing the financial results of UEI for budget planning purposes and for making operational and financial decisions. Management believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, help investors evaluate UEI’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends. Additionally, management believes these measures facilitate comparisons with the core operating and financial results and business trends of competitors and other companies.
Adjusted Non-GAAP net sales are defined as net sales. Adjusted Non-GAAP gross profit is defined as gross profit excluding stock-based compensation expense. Adjusted Non-GAAP operating expenses are defined as operating expenses excluding stock-based compensation expense, amortization of acquired intangibles assets, severance, factory restructuring costs and costs associated with certain litigation efforts. Adjusted Non-GAAP net loss is defined as net loss excluding the aforementioned items, foreign currency gains and losses, as well as the related tax effects of all adjustments. Adjusted Non-GAAP loss per share is calculated using Adjusted Non-GAAP net loss. A reconciliation of these financial measures to the most directly comparable GAAP financial measures is included at the end of this press release.
About Universal Electronics
Universal Electronics Inc. (NASDAQ: UEIC) is the global leader in wireless universal control solutions for the home. The company brings to life millions of innovative control products each year that focus on a user-centric approach to building control products and applications that simplify user interaction with highly complex technologies in the home, removing interoperability challenges as a roadblock for user adoption, with privacy first and a secure by design approach to today's smart devices. Our solutions are trusted by the world's leading brands in home entertainment and the connected home markets, including Fortune 500 customers Daikin, Carrier, Comcast, Vivint Smart Home, Samsung, Sony, Hunter Douglas and Somfy. The company's pioneering breakthrough innovations include its award-winning voice control entertainment remote controls and QuickSet Cloud, the world's leading platform for automated device and service discovery, set-up and control, and user experience personalization for the home. For more information, visit www.uei.com.
Contacts
UEI: Bryan Hackworth, CFO, UEI, investors@uei.com 480-530-3000
Investors: Kirsten Chapman, Alliance Advisors, ueiinvestor@allianceadvisors.com, 415-433-3777
Forward-looking Statements
This press release and accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including net sales, profit margin and earnings trends, estimates and assumptions; our expectations about new product introductions; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our annual report on Form 10-K for the year ended December 31, 2024 and the periodic and current reports filed and furnished since then.
Risks that could affect forward-looking statements in this press release include: our continued ability to timely develop and deliver innovative control solutions and technologies that are accepted by our customers, both near- and long-term; our ability to attract new customers and to successfully capture new sales in all markets we serve, including new product and customer wins in the connected home markets as anticipated by management; our ability to continue optimizing our manufacturing footprint and realize the lower concentration risks as expected by management; our ability to maintain our market share in the traditional subscription broadcast market; our ability to manage through the worldwide inflationary pressures and macroeconomic conditions, including the continued strength of the U.S. Dollar as compared to the functional currencies in countries where we conduct our operations; our ability to continue to manage our business, inventories and cash flows to achieve our net sales, margins and earnings through financial discipline, operational efficiency, product line management, liquidity requirements, capital expenditures and other investment spending expectations; our continued ability to successfully enforce our patented technology, including with respect to our litigation against Roku; our continued ability to strategically enhance, expand, and monetize our IP portfolios; the continued fluctuation in our market capitalization and the effects our currently announced stock repurchase program may have; the use of artificial intelligence applications which could result in cybersecurity incidents that implicate the personal data of end users or other unintended ethical, reputational, competitive harm or legal liability; our ability to mitigate the effects that tariffs could have on our profitability through price increases and other efforts; the direct and indirect impact we may experience with respect to our business and financial results and management’s ability to anticipate and mitigate the impact stemming from the continued economic uncertainty affecting consumers’ confidence and spending, natural disasters or other events beyond our control, public health crises (including an outbreak of infectious disease), governmental actions, including the changes in or enhanced use of laws, regulations and policies may have on our business including the impact of decreased governmental incentive programs worldwide or of enhanced or expanded trade regulations, including the expanded use of domestic and retaliatory tariffs, the effects of political unrest, war, terrorist activities, or other hostilities; the effects and uncertainties and other factors more fully described in our reports filed with the SEC. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Further, any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of May 8, 2025, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$27,389	$26,783
Accounts receivable, net	106,007	114,182
Contract assets	9,530	10,346
Inventories	77,455	79,355
Prepaid expenses and other current assets	9,943	9,478
Income tax receivable	1,830	2,350
Total current assets	232,154	242,494
Property, plant and equipment, net	32,612	34,207
Intangible assets, net	23,401	24,038
Operating lease right-of-use assets	13,555	14,322
Deferred income taxes	6,561	6,425
Other assets	2,328	1,868
Total assets	$310,611	$323,354
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$69,083	$72,031
Lines of credit	31,015	36,960
Accrued compensation	20,005	20,927
Accrued sales discounts, rebates and royalties	4,605	5,204
Accrued income taxes	2,872	2,161
Other accrued liabilities	21,749	21,008
Total current liabilities	149,329	158,291
Long-term liabilities:
Operating lease obligations	8,576	9,232
Deferred income taxes	1,939	1,931
Income tax payable	72	72
Other long-term liabilities	726	723
Total liabilities	160,642	170,249
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 25,844,736 and 25,712,940 shares issued on March 31, 2025 and December 31, 2024, respectively	258	257
Paid-in capital	346,639	344,697
Treasury stock, at cost, 12,707,153 and 12,666,443 shares on March 31, 2025 and December 31, 2024, respectively	(372,313)	(371,930)
Accumulated other comprehensive income (loss)	(26,772)	(28,350)
Retained earnings	202,157	208,431
Total stockholders’ equity	149,969	153,105
Total liabilities and stockholders’ equity	$310,611	$323,354

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Net sales	$92,326	$91,900
Cost of sales	66,243	65,912
Gross profit	26,083	25,988
Research and development expenses	7,231	7,821
Selling, general and administrative expenses	22,606	24,011
Factory restructuring charges	—	1,064
Operating income (loss)	(3,754)	(6,908)
Interest income (expense), net	(353)	(922)
Other income (expense), net	52	(80)
Income (loss) before provision for income taxes	(4,055)	(7,910)
Provision for income taxes	2,219	739
Net income (loss)	$(6,274)	$(8,649)

Earnings (loss) per share:
Basic	$(0.48)	$(0.67)
Diluted	$(0.48)	$(0.67)
Shares used in computing earnings (loss) per share:
Basic	13,083	12,902
Diluted	13,083	12,902

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$(6,274)	$(8,649)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	4,051	4,668
Provision for credit losses	19	—
Deferred income taxes	(90)	(3)
Shares issued for employee benefit plan	159	301
Employee and director stock-based compensation	1,784	1,904
Changes in operating assets and liabilities:
Accounts receivable and contract assets	10,514	11,007
Inventories	2,956	4,132
Prepaid expenses and other assets	(58)	(3,051)
Accounts payable and accrued liabilities	(5,298)	(12,517)
Accrued income taxes	1,221	(567)
Net cash provided by (used for) operating activities	8,984	(2,775)
Cash flows from investing activities:
Purchase of Blue Chip Swap securities	(1,250)	—
Sale of Blue Chip Swap securities	1,088	—
Acquisitions of property, plant and equipment	(1,042)	(1,347)
Acquisitions of intangible assets	(703)	(1,019)
Net cash provided by (used for) investing activities	(1,907)	(2,366)
Cash flows from financing activities:
Borrowings under lines of credit	18,000	24,000
Repayments on lines of credit	(24,000)	(33,000)
Treasury stock purchased	(383)	(1,230)
Net cash provided by (used for) financing activities	(6,383)	(10,230)
Effect of foreign currency exchange rates on cash and cash equivalents	(88)	(466)
Net increase (decrease) in cash and cash equivalents	606	(15,837)
Cash and cash equivalents at beginning of period	26,783	42,751
Cash and cash equivalents at end of period	$27,389	$26,914

Supplemental cash flow information:
Income taxes paid	$1,161	$777
Interest paid	$635	$1,368

UNIVERSAL ELECTRONICS INC.
NET SALES BY CHANNEL
(In thousands)
(Unaudited)

	Three Months Ended March 31,
(In thousands)	2025	2024
Connected home (1)	$31,729	$24,171
Home entertainment (2)	60,597	67,729
Net sales	$92,326	$91,900
(1)The connected home channel represents climate control, smart home and security product sales sold primarily to HVAC, security, home automation and home appliance customers.
(2)The home entertainment channel represents entertainment-related product sales sold primarily to video service providers, consumer electronics original equipment manufacturers ("OEMs") and retailers. It also includes sales associated with intellectual property licensing and our cloud-based software solution.

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Net sales:
Net sales - GAAP	$92,326	$91,900
Adjusted Non-GAAP net sales	$92,326	$91,900

Cost of sales:
Cost of sales - GAAP	$66,243	$65,912
Stock-based compensation expense	(16)	(27)
Adjusted Non-GAAP cost of sales	66,227	65,885
Adjusted Non-GAAP gross profit	$26,099	$26,015

Gross margin:
Gross margin - GAAP	28.3%	28.3%
Stock-based compensation expense	0.0%	0.0%
Adjusted Non-GAAP gross margin	28.3%	28.3%

Operating expenses:
Operating expenses - GAAP	$29,837	$32,896
Stock-based compensation expense	(1,768)	(1,877)
Amortization of acquired intangible assets	(219)	(248)
Severance (1)	(275)	—
Factory restructuring charges (2)	—	(1,063)
Litigation costs (3)	—	(286)
Adjusted Non-GAAP operating expenses	$27,575	$29,422

Operating income (loss):
Operating income (loss) - GAAP	$(3,754)	$(6,908)
Stock-based compensation expense	1,784	1,904
Amortization of acquired intangible assets	219	248
Severance (1)	275	—
Factory restructuring costs (2)	—	1,063
Litigation costs (3)	—	286
Adjusted Non-GAAP operating income (loss)	$(1,476)	$(3,407)

Adjusted pro forma operating income (loss) as a percentage of net sales	(1.6)%	(3.7)%

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Net income (loss):
Net income (loss) - GAAP	$(6,274)	$(8,649)
Stock-based compensation expense	1,784	1,904
Amortization of acquired intangible assets	219	248
Severance (1)	275	—
Factory restructuring costs (2)	—	1,063
Litigation costs (3)	—	286
Foreign currency (gain)/loss	(196)	104
Income tax provision on adjustments	2,643	1,626
Adjusted Non-GAAP net income (loss)	$(1,549)	$(3,418)

Diluted shares used in computing earnings (loss) per share:
GAAP	13,083	12,902
Adjusted Non-GAAP	13,083	12,902

Diluted earnings (loss) per share:
Diluted earnings (loss) per share - GAAP	$(0.48)	$(0.67)
Total adjustments	$0.36	$0.41
Adjusted Non-GAAP diluted earnings (loss) per share	$(0.12)	$(0.26)

(1)     Includes severance per the Transition Agreement and Release of Claims dated March 19, 2025 between Paul D. Arling and the Company.

(2)    Includes severance and other exit costs associated with the closure of our southwestern China factory and the streamlining of our Mexico factory.

(3)    Includes expenses related to our various litigation matters involving Roku, Inc. and certain other related entities including three Federal District Court cases, two International Trade Commission investigations and the defense of various inter partes reviews and appeals before the US Patent and Trademark Board.

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL OUTLOOK AND FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2025		2024
	Low Range	High Range	Actual
Net sales:
Connected home	$32,000	$36,000	$23,291
Home entertainment	59,000	65,000	67,161
Net sales - GAAP and Adjusted Non-GAAP (1)	$91,000	$101,000	$90,452

Diluted earnings (loss) per share:
Diluted earnings (loss) per share - GAAP	$(0.31)	$(0.21)	$(0.63)
Total adjustments (2)	$0.36	$0.36	$0.54
Adjusted Non-GAAP diluted earnings (loss) per share	$0.05	$0.15	$(0.09)
(1)Net sales are presented without any Non-GAAP adjustments.
(2)Includes adjustments for stock-based compensation expense, amortization of acquired intangibles assets, foreign currency gains and losses and the related tax impact of these adjustments. The three months ended June 30, 2024 also includes adjustments for costs associated with certain litigation efforts and factory restructuring costs.